Exhibit 10.105

THE NOTE (AS DEFINED BELOW) AND THE SECURITIES ISSUABLE UPON CONVERSION OF THE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

AMENDMENT TO SUBORDINATED CONVERTIBLE NOTE

THIS AMENDMENT TO SUBORDINATED CONVERTIBLE NOTE (this “Amendment”), dated as of July 30, 2015, is entered into by and between ADCARE HEALTH SYSTEMS, INC. (the “Company”), CANTONE ASSET MANAGEMENT LLC (“CAM”) and, solely with respect to Section 4 of this Amendment, CANTONE RESEARCH, INC. (“CRI”).

W I T N E S E T H:

WHEREAS, CAM holds that certain 8% Subordinated Convertible Note (No. 070212-029), dated July 2, 2012 and due July 31, 2015, issued by the Company (the “Note”), with an original principal amount of $5,497,000;
WHEREAS, pursuant to that certain Prepayment Agreement, dated as of June 30, 2015, between the Company and CAM, the Company prepaid $650,000 of the principal amount of the Note on or about such date, and, as a result of such prepayment, the principal amount of the Note as of the date of this Amendment equals $4,847,000;
WHEREAS, CAM and the Company desire to modify and amend the terms of the Note, and enter into certain other agreements, as set forth herein;
WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Note;
NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as set forth below:
1.Partial Repayment. CAM and the Company hereby agree that: (i) the Company shall pay to CAM, on or about July 31, 2015, $3,347,000 of the Principal amount of the Note, plus all accrued but unpaid Interest (as in effect prior to the Effective Time, as hereinafter defined) thereon; (ii) $1,500,000 of the Principal shall continue to be the Principal amount of the Note as of the Effective Time (the “Amended Principal Amount”); and (iii) the Company shall pay to CAM, on or about July 31, 2015, the accrued but unpaid Interest (as in effect prior to the Effective Time) on the Amended Principal Amount.
2.Amendments to Note. CAM and the Company hereby amend the Note, effective as of July 31, 2015, at 5:00 p.m., Eastern Time (the “Effective Time”), as follows:
Maturity Date. Section 25(l) of the Note is amended and restated in its entirety as follows: “(l) “Maturity Date” means October 31, 2017.”
Interest Payment Date. The first sentence of Section 2 of the Note is amended and restated in its entirety as follows: “Interest on this Note shall: (i) accrue daily on the outstanding Principal commencing on the Issuance Date, (ii) be computed on the basis of a 360-day year of twelve 30-day months, and (iii) be payable in cash in arrears on each of October 31, January 31, April 30 and July 31 of each year during which this Note remains outstanding and the Maturity Date (each, an “Interest Payment Date”).”
Interest Rate; Default Rate. Section 2 of the Note is amended to replace the references to: (i) “8.00%” in the second sentence of such Section 2 with “10.00%”; and (ii) “18.00%” in the last sentence of such Section 2 with “14.00%”. The Note is further amended in all respects necessary to reflect that the Interest Rate is 10.00% per annum and the Default Rate is 14.00% per annum.
Conversion Price. Section 3(b)(ii) of the Note is amended and restated in its entirety as follows: “(ii) “Conversion Price” is $4.25.”
Company Optional Redemption. Sections 3(c)(v)(1) and (2) of the Note are amended and restated in their entirety as follows:
(v)    Company Optional Redemption. If (i) at any time after July 31, 2015, the arithmetic average of the Weighted Average Price of the Common Stock for any ten (10) consecutive Trading Days equals or exceeds 150% of the Conversion Price (subject to appropriate adjustments pursuant to Section 6) and (ii) the Resale Condition has been satisfied as of the Company Optional Redemption Notice Date (as defined below), then the Company shall have the right, at its option and sole discretion, and without penalty, to redeem all or any portion of the outstanding Principal under this Note (the “Company Optional Redemption Amount”) as designated in the Company Optional Redemption Notice (as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption under this Section shall be redeemed by the Company in cash at a price equal to the sum of (i) 100% of the outstanding Principal being redeemed plus (ii) any accrued and unpaid Interest on such outstanding Principal (the “Company Optional Redemption Price”). The Company may exercise its right to require redemption under this Section by delivering a written notice by facsimile or overnight courier to the Holder (the “Company Optional Redemption Notice,” and the date the Company sends such notice is referred to as the “Company Optional Redemption Notice Date”). Each Company Optional Redemption Notice shall be irrevocable unless revocation by the Company is consented to by the Holder in writing. The Company Optional Redemption Notice shall state (x) the date on which the Company Optional Redemption shall occur (the “Company Optional

Redemption Date”), which date shall not be prior to July 31, 2016, and shall not be less than sixty (60) days following the Company Optional Redemption Notice Date, and (y) the aggregate outstanding Principal of this Note which the Company has elected to be subject to Company Optional Redemption from the Holder pursuant to this Section 3(c)(v) on the Company Optional Redemption Date. Notwithstanding anything to the contrary in this Section 3(c)(v), until the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into Conversion Shares pursuant to Section 3. If the Holder so elects, any or all of the Principal converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 3(c)(v) shall be made in accordance with Section 9.
Limitations on Conversions; Beneficial Ownership.
(a)Section 3(d)(i) of the Note is amended to replace the references to: (i) “4.99%” in such Section 3(d)(i) with “4.9%”; and (ii) “9.99%” in such Section 3(d)(i) with “9.9%.”
(b)Section 3(d)(ii) of the Note is amended to delete each of the following clauses from the first sentence thereof: “(A)” and “or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.” Section 3(d)(ii) of the Note is also amended to delete the following clause from the second sentence thereof: “or written opinion”.
(c)A new Section 3(d)(iii) of the Note is added in its entirety as follows: “(iii) The Company shall not be obligated to issue any Conversion Shares upon conversion of this Note until the Principal Market has approved the additional listing of such Conversion Shares, if required. The Company shall apply for such approval, if required, as soon as practicable.”
Event of Default. Section 4(a) of the Note is amended and restated in its entirety as follows:
(a)Event of Default. An Event of Default (as defined below) may only be waived by the written consent of the Holder. Unless waived pursuant to the immediately preceding sentence, each of the following events shall constitute an “Event of Default”:
(i)the Company’s failure to pay to the Holder any amount of Principal or Interest by the seventh (7th) Business Day following the date when due under this Note (including, without limitation, the Company’s failure to pay any redemption amounts hereunder);
(ii)the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due; or
(iii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its subsidiaries or (C) orders the liquidation of the Company or any of its subsidiaries.
Change of Control. Section 5 of the Note is amended and restated in its entirety as follows:
5.    Rights Upon Change of Control.
(a)No sooner than twenty (20) days nor later than ten (10) days prior to the consummation of a Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period commencing on the earlier to occur of (i) any definitive written agreement by the Company, which upon consummation of the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (ii) the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Required Holders may require the Company to redeem all or any portion of this Note (and a pro rata portion of all of the other Notes) by delivering written notice thereof (“Holders Change of Control Redemption Notice”) to the Company, which Holders Change of Control Redemption Notice shall indicate the Conversion Amount of this Note (and the pro rata portion of all of the other Notes) that the Required Holders are electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(a) shall be redeemed by the Company in cash at a price equal to 115% of the Conversion Amount to be redeemed as specified in the Holders Change of Control Redemption Notice (the “Holders Change of Control Redemption Price”).
(b)In addition, at any time during the period commencing on the earlier to occur of (i) any definitive written agreement by the Company, which upon consummation of the transaction contemplated thereby would reasonably be expected to result in a Change of Control, and (ii) the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Company may redeem all or any portion of this Note (and a pro rata portion of all of the other Notes) by delivering written notice thereof (“Company Change of Control Redemption Notice”) to the Holder, which Company Change of Control Redemption Notice shall indicate the Conversion Amount of this Note (and the pro rata portion of all of the other Notes) that the Company is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to 115% of the Conversion Amount to be redeemed as specified in the Company Change of Control Redemption Notice (the “Company Change of Control Redemption Price”).
(c)Redemptions required by Section 5(a) or Section 5(b) shall be made in accordance with the provisions of Section 9 and Section 11(c) and shall have priority to payments to shareholders in connection with a Change of Control. To the extent redemptions required by Section 5(a) or Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Notes by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d): (i) until the Holders Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under Section 5(a) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 and, if so converted, the Holder shall not be entitled to receive the Holders Change of Control Redemption Price with respect to such Conversion Amount; and (ii) until the Company Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 and, if so converted, the Holder shall not be entitled to receive the Company Change of Control Redemption Price with respect to such Conversion Amount.
Adjustments. Section 6(b) of the Note is deleted in its entirety.
Redemption Mechanics. The first two sentences of Section 9(a) of the Note are amended and restated in their entirety as follows (with the last sentence in the paragraph below being added in its entirety):
(a)Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Required Holders have submitted a Holders Change of Control Redemption Notice in accordance with Section 5(a), then the Company shall deliver the applicable Holders Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received at least three (3) Business Days prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company’s receipt of such notice otherwise. If the Company has submitted a Company Change of Control Redemption Notice in accordance with Section 5(b), then the Company shall deliver the applicable Company Change of Control Redemption Price to the Holder within five (5) Business Days after the consummation of such Change of Control.
Other Definitions.
(a)The definition of “Redemption Notices” in Section 25(q) of the Note is amended and restated in its entirety as follows:
(q) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Holders Change of Control Redemption Notices, the Company Change of Control Redemption Notices and the Company Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”
(b)The definition of “Redemption Prices” in Section 25(r) of the Note is amended and restated in its entirety as follows:
(r) “Redemption Prices” means, collectively, the Event of Default Redemption Price, the Holders Change of Control Redemption Price, the

Company Change of Control Redemption Price and the Company Optional Redemption Price, and each of the foregoing, individually, a “Redemption Price.”
(c)A new Section 25(y) of the Note is added in its entirety as follows:
(z) “Resale Condition” means that either: (i) the Registration Condition is satisfied as of the date of the Company Optional Redemption Notice; or (ii) that the Conversion Shares are salable under Rule 144 of the Securities Act without any volume limitations.
3.Registration. No later than October 31, 2015, the Company shall file with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), a new registration statement on Form S-3 or another available form (or, in the Company’s sole discretion, a post-effective amendment to an existing registration statement) with respect to the resale of the Conversion Shares. The Company will use its best efforts to cause the SEC to declare the registration statement (or post-effective amendment) effective as soon as practicable after filing. CAM acknowledges and agrees that neither the Note nor the Conversion Shares may be offered for sale or sold by it unless a registration statement under the Securities Act and applicable state laws shall be effective with respect thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer and sale.
4.Consulting Agreements. Simultaneously with the execution of this Amendment, the Company shall pay to Cantone Research, Inc. (“CRI”) an amendment fee equal to 2.5% of the Amended Principal Amount. In addition, the Company and CRI hereby also amend, as of the Effective Time, that certain Consulting Agreement, dated July 2, 2012, between them to: (i) reduce the annual consulting fee payable thereunder to an amount equal to 1% of the Amended Principal Amount and further reduce such fee proportionally upon each repayment, redemption or conversion of a portion of the Principal; and (ii) terminate the Consulting Agreement, and the Company’s obligation to pay the consulting fee thereunder, upon the earlier of: (a) the Maturity Date of the Note; or (b) the conversion, redemption or prepayment of the entire Principal amount of the Note.
5.Representations. CAM represents and warrants to the Company that the representations made by CAM pursuant to Section 2 of the Securities Purchase Agreement are true and correct as if made on the date of this Amendment (and assuming the Note was originally issued and sold as of such date), including, without limitation, that CAM is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.
6.General Terms.
6.1.    Binding Effect. This Amendment shall inure to the benefit of and be binding upon the parties hereto, and their respective spouses, heirs, representatives, successors and assigns.

6.2.    Severability. It is understood that if any provision of this Amendment is declared to be invalid by a court of competent jurisdiction, such provision will be severed from this Agreement and the other provisions hereof will remain in full force and effect.
6.3.    Modification and/or Revocation. This Amendment can only be modified or revoked by a written instrument signed by all of the parties hereto.
6.4.    Governing Law. This Amendment is made and entered into in the State of Georgia and shall be governed by and construed in accordance with the laws thereof, without giving effect to principles of conflicts of laws.
6.5.    Counterparts. This Amendment may be executed in counterparts, and counterparts may be delivered by facsimile or other electronic transmission and counterparts so delivered shall be treated in all manner and respects as an original agreement or instrument and shall be deemed to have the same binding legal effect as if it were an originally signed version.
6.6.    Headings. The headings in this Amendment are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provision hereof.
6.7.    No Reliance; Representation by Counsel. Each party hereto has read this Amendment and, in executing it, has not relied upon any statement or representation of any kind of any other party, except as expressly set forth in this Amendment. Each party hereto has been or has had the opportunity to be represented in the preparation, negotiation and execution of this Amendment, and any documents to be executed in connection herewith, by legal counsel of such party’s own choice.
6.8.    Integration. This Amendment constitutes the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof. This Amendment supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Amendment. Without limiting the generality of the foregoing, CAM agrees that, in connection with this Amendment, the fourth sentence of Section 9(e) of the Securities Purchase Agreement is waived and such Section has no force or effect in connection herewith.
[Signatures contained on next page.]

IN WITNESS WHEREOF, the parties hereto have executed, acknowledged and delivered this Amendment all as of the date and year first written above.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ William McBride, III
Name:	William McBride, III
Title:	Manager

CANTONE ASSET MANAGEMENT LLC

By:	/s/ Anthony Cantone
Name:	Anthony Cantone
Title:	Managing Member

CANTONE RESEARCH, INC.

By:	/s/ Anthony Cantone
Name:	Anthony Cantone
Title:	President